The Registrant has excluded certain exhibits that are both not material and constitute the type of information that the Registrant treats as private or confidential.

SETTLEMENT AND INVESTMENT AGREEMENT

BETWEEN

CYTOVANCE BIOLOGICS, INC.

AND

GT BIOPHARMA, INC.

DATED AS OF

AUGUST 24, 2022

TABLE OF CONTENTS

Page

1. Agreement To Sell And Purchase 2
   - 1.1 Sale of Initial Shares 2
   - 1.2 Sale of Milestone GTBP Shares 3
2. Initial Closing; Deliveries and Payments 3
   - 2.1 Initial Closing 3
   - 2.2 Deliveries by GTBP at the Initial Closing 3
   - 2.3 Deliveries by Cytovance at the Initial Closing 4
3. Milestone Closings 4
   - 3.1 Milestone Closings 4
   - 3.2 Deliveries by GTBP at each Milestone Closing 4
   - 3.3 Deliveries by Cytovance at each Milestone Closing 4
4. Beneficial Ownership Limitation 5
5. Representations and Warranties of GTBP 5
   - 5.1 Organization 5
   - 5.2 Authorization of Agreement; No Conflict 5
   - 5.3 Valid Issuance of Shares 6
   - 5.4 GTBP SEC Documents 6
   - 5.5 Financial Statements 6
   - 5.6 No Undisclosed Liabilities 7
   - 5.7 Rule 144 Status 7
   - 5.8 Litigation 7
   - 5.9 Broker's Fees 7
6. Representations and Warranties of Cytovance 7

	6.1	Organization	7
	6.2	Authorization of Agreement; No Conflict	7
	6.3	Investment Representations	8
	6.4	Litigation	8
	6.5	Broker's Fees	8
7.	Conditions to Closing		8
	7.1	Conditions to Cytovance's Obligations at the Initial Closing and the Milestone Closings	8
	7.2	Conditions to GTBP's Obligations at the Initial Closing and the Milestone Closings	9
8.	Covenants of the Parties		10
	8.1	Further Assurances	10
	8.2	Compliance with Rule 144	10
9.	MUTUAL RELEASE.		11
	9.1	Release of Claims.	11
	9.2	Unknown Claims	11
	9.3	Termination of Release.	12
10.	Termination.		12
	10.1	Termination	12
	10.2	Effect of Termination	12
11.	Miscellaneous		12
	11.1	Governing Law; Waiver of Jury Trial	12
	11.2	Survival	12
	11.3	Successors and Assigns	13
	11.4	Entire Agreement; Conflict	13
	11.5	Severability	13

11.6 Amendment and Waiver 13

11.7 Delays or Omissions 13

11.8 Notices 13

11.9 Expenses 14

11.10 Attorneys' Fees 14

11.11 Construction 14

11.12 Counterparts 14

List of Exhibits

Exhibit A – Initial Closing Cross Receipt and Acknowledgement
Exhibit B – Milestone Closing Cross Receipt and Acknowledgement
Exhibit C – Change Orders
Exhibit D – Outstanding Invoices
Schedule 1 – Definitions

SETTLEMENT AND INVESTMENT AGREEMENT

THIS SETTLEMENT AND INVESTMENT AGREEMENT (this "Agreement") is made and entered into as of August 24, 2022 (the "Signing Date") by and between Cytovance Biologics, Inc., a Delaware corporation ("Cytovance"), and GT Biopharma, Inc., a Delaware corporation ("GTBP"). Certain capitalized terms used but not defined herein shall have the meanings set forth on Schedule 1 attached hereto.

RECITALS

A. Cytovance and GTBP entered into a Master Services Agreement for the performance of various biologic development and manufacturing services with an effective date of October 5, 2020 (the "MSA").

B. Pursuant to the MSA, Cytovance and GTBP entered into five (5) Scopes of Work for the manufacturing process and analytical method transfer activities necessary to manufacture five (5) TriKE products for Phase I clinical trials (collectively, the "SOWs").

C. Three (3) of the five (5) SOWs allow GTBP to pay Cytovance in shares of GTBP Common Stock, subject to certain payment terms as set forth therein (the "Payment Terms").

D. Cytovance and GTBP disagree about the intent, meaning, and application of the Payment Terms, which resulted in a contractual dispute between the parties regarding the Payment Terms and a stoppage of work under the SOWs.

E. Pursuant to the MSA, Cytovance and GTBP entered into dispute resolution to resolve their contractual dispute regarding the Payment Terms and have reached a settlement of their contractual dispute.

F. Cytovance and GTBP have agreed to the following settlement terms: (i) Cytovance will resume work under two (2) of the SOWs and all other documentation relevant thereto to enable GTBP to file its Investigational New Drug ("IND") application with the U.S. Food and Drug Administration (the "FDA") with respect to its GTB-3650 product no later than March 31, 2023 (inclusive of the thirty (30)-day stability run) and with respect to its GTB-5550 product no later than June 30, 2023 (inclusive of the thirty (30)-day stability run), provided that all materials are available and there are no supply chain disruptions, delays attributable to GTBP, or other delays outside of Cytovance's control; (ii) regarding past due invoices and invoices already issued but not yet due, GTBP will pay all amounts due fifty percent (50%) in cash and fifty percent (50%) in shares of GTBP Common Stock; and (iii) regarding future invoices, subject to the terms and conditions of this Agreement, GTBP will pay (a) all materials invoices one hundred percent (100%) in cash, (b) all stability milestone invoices paid one hundred (100%) in cash up to an aggregate of $100,000 and the remaining amounts paid in shares of GTBP Common Stock, and (c) all other invoices and amounts due fifty percent (50%) in cash and fifty percent (50%) in shares of GTBP Common Stock.

G. Cytovance acknowledges and agrees that Cytovance's performance of and adherence to the terms of this Agreement, all SOWs, and all Change Orders, including but not limited to any deliverable timelines, are essential for GTBP's IND applications with the FDA and

any delay in delivery caused by and within the control of Cytovance would be detrimental to the business of GTBP. Accordingly, time is of the essence on Cytovance's performance under this Agreement, SOWs, and any Change Orders. To ensure that Cytovance meets the deadlines set forth in Recital F above with respect to the IND applications for the GTB-3650 and GTB-5550 products, Cytovance and GTBP agree to each designate a project manager and/or technical lead who will jointly establish a timeline for work related to meeting the deadlines set forth above with respect to the IND applications for the GTB-3650 and GTB-5550 products who will regularly meet and discuss the status and progress of the work.

H. In furtherance of the foregoing: (i) Cytovance and GTBP agree to execute the two Change Orders in Exhibit C and any additional Change Orders required to incorporate into the SOWs the revised payment terms and the production schedule detailing the timeline for each deliverable as described in Recitals F and G above, (ii) Cytovance agrees to deliver the products as described in the Change Orders in accordance with the delivery dates and subject to the terms of this Agreement, (iii) subject to the terms and conditions of this Agreement, and provided that all raw materials are available as targeted and there are no supply chain disruptions, delays attributable to GTBP, or other delays outside of Cytovance's control, Cytovance agrees that for each week that Cytovance has not delivered products, components and/or materials as required by the delivery schedules set forth in the Change Orders, GTBP shall have the right, at its election, to increase by five percent (5%), up to a maximum of forty percent (40%), the portion of the outstanding balance under Subsequent SOW Invoices that GTBP shall pay through the issuance of GTBP Common Stock and (iv) Cytovance and GTBP agree to enter into this Agreement to effectuate the agreed upon payment terms, as described above.

I. Accordingly, at the Initial Closing, (i) the parties desire to execute and deliver the Change Orders, and (ii) Cytovance desires to purchase from GTBP, and GTBP desires to issue and sell to Cytovance, the Initial Shares in exchange for the Initial In-Kind Payment, on the terms and conditions set forth herein.

J. At the Milestone Closings, Cytovance desires to purchase from GTBP, and GTBP desires to issue and sell to Cytovance, the Milestone Shares in exchange for the Milestone In-Kind Payments, on the terms and conditions set forth herein.

AGREEMENTS

In consideration of the foregoing recitals, which are hereby incorporated into this Agreement and made a part hereof, and the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO SELL AND PURCHASE.

1.1 Sale of Initial Shares. Subject to the terms and conditions hereof, (a) at the Initial Closing, GTBP hereby agrees to issue and sell to Cytovance, and Cytovance agrees to purchase from GTBP, such number of shares of GTBP Common Stock which is equal to the quotient (rounded down to the nearest whole share) determined by dividing (a) the Initial In-Kind Payment by (b) the Per Share Purchase Price (the "Initial Shares"), in each case free and clear of all Liens

other than Permitted Liens. The purchase price for the Initial Shares being purchased by Cytovance will be paid at the Initial Closing in the form of the Initial In-Kind Payment. The purchase and sale of the Initial Shares shall take place at a closing (the "Initial Closing") to be held in accordance with Section 2 hereof.

1.2 Sale of Milestone GTBP Shares. Subject to the terms and conditions hereof, at each Milestone Closing, GTBP hereby agrees to issue and sell to Cytovance, and Cytovance agrees to purchase from GTBP, at the Per Share Purchase Price, such number of shares of GTBP Common Stock which is equal to the quotient (rounded down to the nearest whole share) determined by dividing (a) the applicable Milestone In-Kind Payment, by (b) the Per Share Purchase Price (the "Milestone Shares" and, together with the Initial Shares, the "Shares"), in each case free and clear of all Liens other than Permitted Liens. The purchase price for the Milestone Shares being purchased by Cytovance will be paid at the respective Milestone Closings in the form of the Milestone In-Kind Payments. Each purchase and sale of the Milestone Shares shall take place at a closing (each, a "Milestone Closing" and, collectively, the "Milestone Closings") to be held in accordance with Section 3 hereof.

2. INITIAL CLOSING; DELIVERIES AND PAYMENTS.

2.1 Initial Closing. Subject to satisfaction or waiver of the terms and conditions contained herein, the Initial Closing shall take place remotely via the exchange of documents and signatures on the date hereof or at such other time or place as Cytovance and GTBP may mutually agree (such date is hereinafter referred to as the "Initial Closing Date").

2.2 Deliveries by GTBP at the Initial Closing. Subject to the terms and conditions of this Agreement, GTBP shall, in connection with the Initial Closing:

(a) Deliver to Cytovance at the Initial Closing a compliance certificate, executed by a duly authorized officer of GTBP, dated the date of the Initial Closing, to the effect that the conditions specified in Section 7.1 to be satisfied by GTBP at or prior to the Initial Closing have been satisfied;

(b) Deliver to Cytovance at the Initial Closing an instruction letter from GTBP provided to its stock transfer agent instructing such stock transfer agent to issue to Cytovance the Initial Shares in book entry form;

(c) Deliver to Cytovance at the Initial Closing a Cross Receipt and Acknowledgement, executed by a duly authorized officer of GTBP and substantially in the form attached hereto as Exhibit A;

(d) Pay to Cytovance $3,251,267.75, being fifty (50%) of the Outstanding Balance under the Outstanding Invoices, in cash by wire transfer of immediately available funds to the account(s) designated by Cytovance as follows: $1,251,267.75 on September 1, 2022; $1,000,000.00 on October 3, 2022; and $1,000,000.00 on November 1, 2022; and

(e) Deliver to Cytovance the two Change Orders attached hereto as Exhibit C, executed by a duly authorized officer of GTBP.

2.3 Deliveries by Cytovance at the Initial Closing. Subject to the terms and conditions of this Agreement, Cytovance shall deliver the following to GTBP at the Initial Closing:

(a) A compliance certificate, executed by a duly authorized officer of Cytovance, dated the date of the Initial Closing, to the effect that the conditions specified in Section 7.2 to be satisfied by Cytovance at or prior to the Initial Closing have been satisfied;

(b) A Cross Receipt and Acknowledgement, executed by a duly authorized officer of the Cytovance and substantially in the form attached hereto as Exhibit A; and

(c) The two Change Orders attached hereto as Exhibit C, executed by a duly authorized officer of Cytovance.

3. MILESTONE CLOSINGS.

3.1 Milestone Closings. Subject to satisfaction or waiver of the terms and conditions contained herein, the Milestone Closings shall take place remotely via the exchange of documents and signatures on the payment due date set forth in each Subsequent SOW Invoice or at such other time or place as Cytovance and GTBP may mutually agree (each such date is hereinafter referred to as a "Milestone Closing Date").

3.2 Deliveries by GTBP at each Milestone Closing. Subject to the terms and conditions of this Agreement, GTBP shall deliver the following to Cytovance at each Milestone Closing:

(a) A compliance certificate, executed by a duly authorized officer of GTBP, dated the date of such Milestone Closing, to the effect that the conditions specified in Section 7.1 to be satisfied by GTBP at or prior to such Milestone Closing have been satisfied;

(b) An instruction letter from GTBP provided to its stock transfer agent instructing such stock transfer agent to issue to Cytovance the Milestone Shares in book entry form at such Milestone Closing;

(c) A Cross Receipt and Acknowledgement, executed by a duly authorized officer of GTBP and substantially in the form attached hereto as Exhibit B; and

(d) Fifty percent (50%) of the outstanding balance of the Subsequent SOW Invoice giving rise to such Milestone Closing, in cash by wire transfer of immediately available funds to the account(s) designated by Cytovance.

3.3 Deliveries by Cytovance at each Milestone Closing. Subject to the terms and conditions of this Agreement, Cytovance shall deliver the following to GTBP at each Milestone Closing:

(a) A compliance certificate, executed by a duly authorized officer of Cytovance, dated the date of such Milestone Closing, to the effect that the conditions specified in Section 7.2 to be satisfied by Cytovance at or prior to such Milestone Closing have been satisfied; and

(b) A Cross Receipt and Acknowledgement, executed by a duly authorized officer of Cytovance and in substantially the form attached hereto as Exhibit B.

4. BENEFICIAL OWNERSHIP LIMITATION. Notwithstanding anything herein to the contrary, the number of shares of GTBP Common Stock issued to Cytovance pursuant to this Agreement shall not exceed the number of shares of GTBP Common Stock that, when aggregated with all other shares of GTBP Common Stock then beneficially owned by Cytovance, would result in Cytovance beneficially owning more than four and 90/100 precent (4.90%) of the total number of issued and outstanding shares of GTBP Common Stock, as determined in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 promulgated thereunder (the "Beneficial Ownership Limitation"). In the event any of the Shares issuable to Cytovance at any Closing would exceed the Beneficial Ownership Limitation (the "Excess Shares"), GTBP shall issue such Excess Shares to Cytovance in quarterly installments on the last day of each calendar quarter, but in any event not in excess of the Beneficial Ownership Limitation as determined at such time, until all of such Excess Shares have been issued in accordance with this Agreement. Prior to the issuance of any Excess Shares pursuant to this Section 4, GTBP shall give written notice to Cytovance at least ten (10) days prior to the end of the applicable calendar quarter setting forth (a) the number of Excess Shares to be issued to Cytovance at the end of such calendar quarter (which shall not exceed the number of Excess Shares that GTBP is then obligated to issue) and (b) the percentage of the total number of issued and outstanding shares of GTBP Common Stock that Cytovance will own after giving effect to such issuance. GTBP shall not issue more Excess Shares for any quarter than the number of Excess Shares set forth in such notice delivered by GTBP for such quarter. If GTBP fails to provide such notice for any calendar quarter, then, without limiting the rights and obligations of the parties under this Section 4, no Excess Shares shall be issued to Cytovance until the next calendar quarter in which GTBP delivers a notice as provided in this Section.

5. REPRESENTATIONS AND WARRANTIES OF GTBP. GTBP hereby represents and warrants to Cytovance that the representations and warranties set forth in this Section 5 are true and correct as of the Signing Date and as of each Closing Date (provided, that the accuracy of any representation or warranty that by its terms speaks only as of a specified date shall be determined solely as of such date).

5.1 Organization. GTBP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GTBP has all necessary power and authority to carry on its business as now conducted and to own and lease the properties and assets it now owns and leases.

5.2 Authorization of Agreement; No Conflict.

(a) GTBP has all requisite power and authority to execute and deliver this Agreement and the other agreements to be executed and delivered by GTBP pursuant to this Agreement and to consummate the transactions provided for herein and therein. The execution and delivery by GTBP of this Agreement and the other agreements to be executed and delivered by GTBP pursuant to this Agreement and the performance by GTBP of the obligations to be performed hereunder and thereunder have been duly authorized by GTBP by all requisite action. This Agreement is, and each other agreement and document to be executed by GTBP pursuant

hereto will be when so executed, a valid and binding obligation of GTBP, enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general equitable principles.

(b) The execution and delivery of this Agreement and the other agreements to be executed and delivered pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time, conflict with, result in or constitute a breach, default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, the terms or conditions of GTBP's Organizational Documents, any law or any mortgage, lease, franchise, license, permit, contract, agreement and/or instrument to which GTBP is a party or by which GTBP is bound.

5.3 Valid Issuance of Shares. The Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and will be free and clear of all Liens other than Permitted Liens. The issuance of the Shares in accordance with the terms of this Agreement will comply in all material respects with all applicable laws, including all federal, state and foreign securities laws. The issuance of the Shares will not, at the time of issuance in accordance with the terms of this Agreement, violate any pre-emptive rights, rights of first offer, rights of first refusal or similar rights of any Person.

5.4 GTBP SEC Documents. All statements, reports, schedules, forms and other documents (including exhibits and all information incorporated by reference) required to have been filed by GTBP with the Securities and Exchange Commission (the "SEC") since July 1, 2021 (the "GTBP SEC Documents") have been so filed on a timely basis. A true and complete copy of each GTBP SEC Document is available on the website maintained by the SEC at http://www.sec.gov. As of their respective filing dates (or, if amended or superseded by a filing prior to the Signing Date, then on the date of such later filing), each of the GTBP SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such GTBP SEC Documents. None of the GTBP SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent corrected by a subsequently filed GTBP SEC Document.

5.5 Financial Statements. The consolidated financial statements of GTBP, including the notes thereto, included in the GTBP SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q or Form 8-K or any successor thereto, under the Exchange Act) and fairly presented in all material respects the consolidated financial position of GTBP and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of GTBP's operations and cash flows for the periods indicated (except that

unaudited financial statements may not include all the footnotes required by GAAP for audited financials and were or are subject to normal and recurring year-end adjustments that are not material, individually or in the aggregate).

5.6 No Undisclosed Liabilities. Neither GTBP nor any of its Subsidiaries has any material liabilities, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, known or unknown, regardless of when asserted, except liabilities or obligations: (a) stated or adequately reserved against in the most recent balance sheet contained in the GTBP SEC Documents; (b) incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet contained in the GTBP SEC Documents; or (c) that are not required to be disclosed or reflected on financial statements prepared in accordance with GAAP.

5.7 Rule 144 Status. GTBP(i) is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (ii) has filed "Form 10" information more than one year prior to the date of this Agreement as provided in Rule 144(i)(2) promulgated under the Securities Act, and (iii) has filed all periodic reports required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date of this Agreement.

5.8 Litigation. There is no Proceeding pending or, to GTBP's knowledge, threatened against GTBP which will adversely affect or restrict GTBP's ability to consummate the transactions contemplated by this Agreement.

5.9 Broker's Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of GTBP.

6. REPRESENTATIONS AND WARRANTIES OF CYTOVANCE. Cytovance hereby represents and warrants to GTBP that the representations and warranties set forth in this Section 6 are true and correct as of the Signing Date and as of each Closing Date (provided, that the accuracy of any representation or warranty that by its terms speaks only as of a specified date shall be determined solely as of such date).

6.1 Organization. Cytovance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Cytovance has all necessary power and authority to carry on its business as now conducted and to own and lease the properties and assets it now owns and leases.

6.2 Authorization of Agreement; No Conflict.

(a) Cytovance has all requisite power and authority to execute and deliver this Agreement and the other agreements to be executed and delivered by Cytovance pursuant to this Agreement and to consummate the transactions provided for herein and therein. The execution and delivery by Cytovance of this Agreement and the other agreements to be executed and delivered by Cytovance pursuant to this Agreement and the performance by Cytovance of the obligations to be performed hereunder and thereunder have been duly authorized by Cytovance by all requisite action. This Agreement is, and each other agreement and document to be executed by Cytovance pursuant hereto will be when so executed, a valid and binding obligation of Cytovance,

enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general equitable principles.

(b) The execution and delivery of this Agreement and the other agreements to be executed and delivered pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time, conflict with, result in or constitute a breach, default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, the terms or conditions of Cytovance's Organizational Documents, any law or any mortgage, lease, franchise, license, permit, contract, agreement and/or instrument to which Cytovance is a party or by which Cytovance is bound.

6.3 Investment Representations.

(a) Cytovance is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.Cytovance understands that the Shares will not be registered under the Securities Act on the date of issuance, and the registration of the Shares will occur after the issuance of the Shares pursuant to the filing and effectiveness of the Registration Statement(s). The issuance of the Shares will be made by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the accuracy of Cytovance's representations as expressed herein.Cytovance understands that the Shares are "restricted securities" under Rule 144 promulgated under the Securities Act and that, pursuant to the Securities Act and applicable state securities laws, Cytovance must hold the Shares indefinitely unless they are registered in accordance with the Registration Statement or are otherwise eligible for resale pursuant the requirements of the Securities Act and the regulations promulgated thereunder.Cytovance further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements of Rule 144 which are outside of Cytovance's control, and which GTBP may not be able to satisfy.Litigation. There is no Proceeding pending or, to Cytovance's knowledge, threatened against Cytovance which will adversely affect or restrict Cytovance's ability to consummate the transactions contemplated by this Agreement.

6.5 Broker's Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Cytovance.

7. CONDITIONS TO CLOSING.

7.1 Conditions to Cytovance's Obligations at the Initial Closing and the Milestone Closings. Cytovance's obligations to purchase the Shares at the Initial Closing and the Milestone Closings are subject to the satisfaction, at or prior to the applicable Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties in Section 5 made by GTBP shall be true and correct in all material respects on and as of the applicable Closing Date with the same force and effect as if they had been

made on and as of such Closing Date, and GTBP shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by GTBP on or before the applicable Closing Date.

(b) Consents, Permits, and Waivers. GTBP shall have obtained or submitted any and all consents, approvals, waivers, qualifications, permits, orders or authorizations of, filings with, or notices to the board of directors of GTBP, the stockholders of GTBP and any governmental authority or any other third party, including without limitation, the qualification of the Shares, or the satisfaction of registration exemptions, under applicable state securities or blue sky laws, in each case, required in connection with (i) GTBP's valid execution, delivery and performance of this Agreement, (ii) the offer, sale and issuance of the Shares, and (iii) the consummation of any other transaction contemplated on the part of GTBP in connection with this Agreement.

(c) Deliveries. GTBP shall have delivered to Cytovance the items required to be delivered by GTBP pursuant to Section 2.2 or Section 3.2, as applicable.

(d) Legal Investment. At the time of the applicable Closing, the sale of the Shares to, and purchase of the Shares by, Cytovance hereunder shall be legally permitted by all laws and regulations to which Cytovance and GTBP are subject.

Notwithstanding anything herein to the contrary, if any of the conditions set forth in this Section 7.1 are not satisfied (or waived by Cytovance) as of the applicable Milestone Closing Date, GTBP shall pay one hundred percent (100%) of the outstanding balance of the corresponding Subsequent SOW Invoice(s) in cash on the payment due date set forth in such Subsequent SOW Invoice(s).

7.2 Conditions to GTBP's Obligations at the Initial Closing and the Milestone Closings. GTBP's obligations to issue and sell the Shares at the Initial Closing and the Milestone Closings are subject to the satisfaction, at or prior to the applicable Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties in Section 6 made by Cytovance shall be true and correct in all material respects on and as of the applicable Closing Date with the same force and effect as if they had been made on and as of such Closing Date, and Cytovance shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by Cytovance on or before the applicable Closing Date.

(b) Consents, Permits, and Waivers. Cytovance shall have obtained or submitted any and all consents, approvals, waivers, qualifications, permits, orders or authorizations of, filings with, or notices to the board of directors of Cytovance, the stockholders of Cytovance and any governmental authority or any other third party, required in connection with (i) Cytovance's valid execution, delivery and performance of this Agreement, (ii) the purchase of the Shares, and (iii) the consummation of any other transaction contemplated on the part of Cytovance in connection with this Agreement.

(c) Deliveries. Cytovance shall have delivered to GTBP the items required to be delivered by Cytovance pursuant to Section 2.3 or Section 3.3, as applicable.

(d) Legal Investment. At the time of the applicable Closing, the sale of the Shares to, and purchase of the Shares by, Cytovance hereunder shall be legally permitted by all laws and regulations to which Cytovance and GTBP are subject.

Notwithstanding anything herein to the contrary, if any of the conditions set forth in this Section 7.2 are not satisfied (or waived by GTBP) as of the applicable Milestone Closing Date, GTBP shall pay one hundred percent (100%) of the outstanding balance of the corresponding Subsequent SOW Invoice(s), subject to the terms of this Agreement, in payment of Common Stock of GTBP.

8. COVENANTS OF THE PARTIES.

8.1 Further Assurances. Each party hereto agrees that, from time to time after each Closing Date, it will execute and deliver, or cause its Affiliates to execute and deliver, such further instruments, and take (or cause its Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement, including cooperating with the other party hereto, to the extent reasonably requested by such other party and at such other party's sole expense, to enforce rights and obligations provided herein against any third party.

8.2 Compliance with Rule 144.

(a) With a view to making available to Cytovance the benefits of Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time ("Rule 144"), and other rules and regulations of the SEC that may at any time permit Cytovance to sell shares of GTBP Common Stock without registration, until Cytovance would be permitted to resell all shares of GTBP Common Stock that have been or will be issued to Cytovance pursuant to this Agreement pursuant to the last sentence of Rule 144(b)(1)(i), GTBP covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144, if available with respect to resales of such shares of GTBP Common Stock under Rule 144, at all times, all to the extent required from time to time to enable Cytovance to sell such shares of GTBP Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the written request of Cytovance, GTBP will deliver to Cytovance a written statement as to GTBP's compliance with such requirements. GTBP shall, at its sole cost, take such action as reasonably necessary to cooperate in any sale of any such shares of GTBP Common Stock by Cytovance in accordance with Rule 144, including arranging for any instructions or legal opinions in an appropriate form under Rule 144 to GTBP's stock transfer agent.

(b) Upon the written request of Cytovance, any restrictive legend set forth on a certificate or book-entry notation representing Cytovance's shares of GTBP Common Stock shall be removed and GTBP shall issue a certificate or book-entry notation without such restrictive legend if such shares are eligible for sale without restriction under Rule 144(b)(1).

(c) Cytovance shall limit its daily resale of any shares eligible for resale pursuant to Rule 144 to the lesser of (i) fifty thousand (50,000) shares or (ii) one-third (1/3) of the

average daily trading volume for the week preceding the proposed sale. This covenant shall terminate if GTBP breaches any provision of this Section.

9. MUTUAL RELEASE.

9.1 Release of Claims. Subject to the representations and warranties under this Agreement being and remaining true in all respects, and subject to the performance of and compliance with all obligations under this Agreement, each of the Parties (a "Releasing Party"), on behalf of itself, its predecessors, successors and assigns, its agents, employees or representatives, and all persons acting by, through, under or in concert with it, and each of them, hereby releases and forever discharges the other party together with its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under or in concert with them, and each of them (a "Released Party"), from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys' fees and costs actually incurred) and punitive damages, of any nature whatsoever, whether at law or in equity, or known or unknown, which such Releasing Party has, or may have had, against a Released Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions arising prior to the effectiveness of this Agreement, including any and all claims relating to or arising out of any obligation under the MSA, any agreement between the Parties, any other matter between the Parties, and/or any claims under federal, state, or local law, rule, or regulation. Notwithstanding the foregoing, nothing in this Section 9.1 will constitute a release or waiver of any rights a Releasing Party may have against any Released Party under this Agreement or the documents delivered pursuant hereto.

9.2 Unknown Claims Each party understands that the laws of many states, including Section 1542 of the California Civil Code, provide substantially the following: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Each party agrees and acknowledges that the released claims extend to and include unknown and unsuspected claims. Each party has made an investigation of the facts pertaining to this Agreement and to the released claims as it deems necessary. Each party is aware that it may hereafter discover facts in addition to, contrary to, or different from those it now knows or believes to be true with respect to the matters set forth herein. Nevertheless, it is the intention of the parties to fully, finally, and forever settle and release all claims of any kind or nature whatsoever to the extent set forth in Section 9.1. In furtherance of the parties' intent, unless terminated in accordance with Section 9.3, the release in this Agreement shall remain in full and complete effect notwithstanding the discovery or existence of any additional, contrary, or different facts.

9.3 Termination of Release. The release set forth in Section 9.1 shall automatically terminate as to the Releasing Party in the event that any representation or warranty provided by the other party under this Agreement is untrue in any material respect, or the other party fails to comply with its covenants and all of its other obligations under this Agreement in any material respect or any obligation provided in the MSA or the SOWs, as modified by the Change Orders.

10. TERMINATION.

10.1 Termination. With respect to each SOW, this Agreement shall automatically terminate concurrently with the expiration thereof upon the completion of services thereunder or termination of such SOW in accordance with its terms and/or the terms of the MSA; provided, however, that the terms of this Agreement shall continue to apply to the payment and satisfaction of, and deliverables under, any SOW that remains outstanding.

10.2 Effect of Termination. In addition to the provisions of Section 4.2(g) and Section 20 of the MSA, if any Raw Materials (as defined in the MSA) remain after the termination of an SOW in accordance with its terms and/or the terms of the MSA, GTBP may elect, at its expense, to have Cytovance ship the Raw Materials to GTBP or its designee; provided, that GTBP purchases (or has previously purchased) such Raw Materials from Cytovance at the cost value thereof prior to shipment.

11. MISCELLANEOUS.

11.1 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware and the federal laws of the United States without giving effect to any rule or provision thereof which would cause the application of the law of any other state. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in a state or federal court located in Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts.

11.2 Survival. The representations and warranties of each party made herein shall survive any investigation made by the other party, any Closing and any termination of this Agreement until thirty (30) days following the expiration of the applicable statute of limitations (giving effect to any extensions and waivers thereof). All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of a party pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder solely as of the date of such certificate or instrument. Sections

8.1, 8.2, 9, unless terminated in accordance with Section 9.3, and 11 shall survive the termination of this Agreement.

11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Cytovance may assign its rights hereunder to its Affiliates.

11.4 Entire Agreement; Conflict. This Agreement, the Exhibits and Schedules hereto, the Change Orders, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. The MSA shall remain in effect in accordance with its terms except as amended by the terms of this Agreement and the Change Orders. If there is a conflict between the terms of this Agreement and the terms and conditions of the MSA, any SOWs, or any Change Orders, the terms and conditions of this Agreement shall control.

11.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of Cytovance and GTBP.

(b) The obligations of GTBP and the rights of the holders of the Shares under this Agreement may be waived only with the written consent of Cytovance. The obligations of Cytovance and the rights of GTBP under this Agreement may be waived only with the written consent of GTBP.

11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, or if sent by facsimile, at the time that receipt thereof has been acknowledged

by electronic confirmation or otherwise, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their addresses set forth on the signature page hereto or at such other address as Cytovance or GTBP may designate by five (5) days' advance written notice to the other party.

11.9 Expenses. Each of Cytovance and GTBP will bear all of its own expenses in connection with the preparation, execution and negotiation of this Agreement and the transactions contemplated hereby and thereby.

11.10 Attorneys' Fees. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or any other document delivered pursuant hereto, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.11 Construction. In this Agreement (except where the context otherwise requires): (a) any reference to a Recital, Section, Exhibit or Schedule is to the relevant Recital, Section, Exhibit or Schedule of or to this Agreement and any reference to a subsection or clause is to the relevant subsection or clause of the Section, Exhibit or Schedule in which it appears; (b) the Section headings are included for convenience only and shall not modify or affect the construction or interpretation of this Agreement; (c) references to "Dollars" or "$" shall mean United States Dollars unless otherwise specifically noted; (d) the term "including" shall be deemed to be immediately followed by the term "but not limited to"; (e) the words "hereof," "herein" and "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole and not any particular provision of this Agreement; (f) references to a "party" or "parties" shall mean Cytovance or GTBP, or both of them, as the context requires; (g) terms defined in the singular shall have a comparable meaning when used in the plural and vice versa; (h) references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (i) references to any Person shall be deemed to mean and include the predecessors, successors and permitted assigns of such Person (or, in the case of a governmental authority, Persons succeeding to the relevant functions of such Person); and (j) the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and if an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

11.12 Counterparts. This Agreement may be delivered by facsimile or other electronic means (i.e., PDF) of original signatures and may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other parties.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Settlement and Investment Agreement as of the Signing Date.

CYTOVANCE:

CYTOVANCE BIOLOGICS, INC.

DocuSigned by:

By: David Knauss

5F82E4A6667E427...

Name: David Knauss

Title: Chief Financial Officer

Address:

Cytovance Biologics, Inc.
800 Research Parkway, Suite 200
Oklahoma City, OK 73104
Attention: David Knauss
Email: knaussd@splpharma.com

GTBP:

GT BIOPHARMA, INC.

DocuSigned by:

By: Michael Breen

Name: Michael Breen

Title: Executive Chairman of the Board and Interim Chief Executive Officer

Address:

GT Biopharma, Inc.
8000 Marina Blvd., Suite 100
Brisbane, CA 94005
Attention: Chief Executive Officer
Email: mb@gtbiopharma.com

EXHIBIT A

INITIAL CLOSING
CROSS RECEIPT AND ACKNOWLEDGEMENT

[Omitted]

EXHIBIT B

MILESTONE CLOSING
CROSS RECEIPT AND ACKNOWLEDGEMENT

[Omitted]

EXHIBIT C

CHANGE ORDERS

[Omitted]

EXHIBIT D

OUTSTANDING INVOICES

[Omitted]

SCHEDULE 1

DEFINITIONS

Certain Definitions. Except as otherwise defined in this Agreement or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

"Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For purposes hereof, the term "control," or any variation thereof, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, any partner, officer, director, manager or employee of such Person shall be deemed Affiliates for the purposes of this Agreement.

"Agreement" has the meaning set forth in the preamble of this Agreement.

"Beneficial Ownership Limitation" has the meaning set forth in Section 4.

"Change Orders" means an agreed-upon amendment, change, or revision to an applicable SOW, including the two Change Orders identified in Exhibit C.

"Closing" and "Closings" mean, individually or collectively, as the context requires, the Initial Closing and any Milestone Closing.

"Closing Date" means, with respect to the Initial Closing, the Initial Closing Date, and with respect to any Milestone Closing, the Milestone Closing Date.

"Cytovance" has the meaning set forth in the preamble of this Agreement.

"Excess Shares" has the meaning set forth in Section 4.

"Exchange Act" has the meaning set forth in Section 4.

"GAAP" has the meaning set forth in Section 5.5.

"GTBP" has the meaning set forth in the preamble of this Agreement.

"GTBP Common Stock" means the common stock, par value $0.001 per share, of GTBP.

"GTBP SEC Documents" has the meaning set forth in Section 5.4.

"Initial Closing" has the meaning set forth in Section 1.1.

"Initial Closing Date" has the meaning set forth in Section 2.1.

"Initial Shares" has the meaning set forth in Section 1.1.

"Initial In-Kind Payment" means Cytovance's agreement and acknowledgment that fifty percent (50%) of the Outstanding Balance under the Outstanding Invoices has been fully satisfied and paid in full through the issuance of the Initial Shares hereunder.

"Lien" means (a) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a lease, mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment of bailment given for security purposes (other than a trust receipt or deposit given in the ordinary course of business which does not secure any obligation for borrowed money), (b) any encumbrance upon such property which does not secure such an obligation, and (c) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants and licenses.

"Milestone Closing" has the meaning set forth in Section 1.2.

"Milestone Closing Date" has the meaning set forth in Section 3.1.

"Milestone In-Kind Payment" means, with respect to each Subsequent SOW Invoice, Cytovance's agreement and acknowledgment that fifty percent (50%) of the outstanding balance of such Subsequent SOW Invoice has been fully satisfied and paid in full through the issuance of the Milestone Shares hereunder.

"Milestone Shares" has the meaning set forth in Section 1.2.

"MSA" has the meaning set forth in Recital A.

"Organizational Documents" means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the limited liability partnership agreement and the certificate or articles of limited liability partnership of a limited liability partnership; (e) the operating agreement or limited liability company agreement and the articles of organization or certificate of formation of a limited liability company; (f) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (g) any amendment to any of the foregoing.

"Outstanding Invoices" means the invoices issued by Cytovance to GTBP under the SOWs prior to the Signing Date, having an aggregate outstanding balance of $6,502,535.50 (the "Outstanding Balance"), as set forth in Exhibit D.

"Per Share Purchase Price" means the closing price per share of GTBP Common Stock on the date of issuance hereunder, as reported on the principal U.S. national securities exchange on which such shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported.

"Permitted Liens" means any and all (a) restrictions, obligations and encumbrances arising under or pursuant to this Agreement, (b) restrictions on transfer arising under applicable securities laws, and (c) Liens or other encumbrances created by or imposed by Cytovance.

"Person" includes any individual, a corporation, an association, a partnership, a trust or estate, a government and any agency or political subdivision thereof, or any other entity.

"Proceeding" means (a) any claim, demand, complaint, action, arbitration, lawsuit, hearing or other proceeding before or filed with a governmental authority, or (b) any investigation, inquiry, charge or audit by a governmental authority.

"Rule 144" has the meaning set forth in Section 8.2(a).

"SEC" has the meaning set forth in Section 5.4.

"Securities Act" has the meaning set forth in Section 5.4.

"Shares" has the meaning set forth in Section 1.2.

"Signing Date" has the meaning set forth in the preamble of this Agreement.

"SOWs" has the meaning set forth in Recital B.

"Subsequent SOW Invoice" means each invoice issued by Cytovance to GTBP under the SOWs following the Signing Date, excluding all materials invoices and stability milestone invoices, which shall be paid in cash in accordance with the terms of the SOWs (as modified by the Change Orders and this Agreement) as set forth in Recital F.

"Subsidiary" or "Subsidiaries" means any corporation, partnership, trust or other entity of which GTBP and/or any of its other Subsidiaries directly or indirectly owns at the time a majority of the outstanding shares or units of any class of equity securities of such corporation, partnership, trust or other entity.